Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-206337 and 333-264558) on Form S-8 and the registration statements (Nos. 333-214358, 333-215801, 333-221057, and 333-248471) of our reports dated May 21, 2024, with respect to the consolidated financial statements of Houlihan Lokey, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Los Angeles, California
May 21, 2024